Exhibit 99.1

Contact: Samir Ali Sr. Director, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Pricing of Senior Notes

HOUSTON, August 1, 2017 — Diamond Offshore Drilling, Inc. (“Diamond Offshore” or the “Company”) (NYSE: DO) announced today that it has priced a public offering of $500,000,000 aggregate principal amount of its 7.875% senior notes due 2025 (the “Notes”). Closing of the transaction is scheduled for August 15, 2017, subject to customary closing conditions. Diamond Offshore intends to use the net proceeds from the sale of the Notes, together with cash on hand, to fund the redemption of all of its outstanding 5.875% senior notes due 2019 (the “2019 Notes”). The redemption price will include a “make-whole” premium calculated in accordance with the indenture governing the 2019 Notes, plus accrued and unpaid interest on the principal amount of the 2019 Notes redeemed to, but not including, the date of redemption. Any remaining proceeds will be used for general corporate purposes.

Barclays Capital Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. RBC Capital Markets, LLC and Goldman Sachs & Co. LLC are acting as co-managers for the offering. When available, copies of the prospectus supplement and accompanying base prospectus for the offering may be obtained by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Barclaysprospectus@broadridge.com, toll free: 1-888-603-5847, or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (866) 803-9204.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only through the prospectus supplement and accompanying base prospectus, which is part of an effective shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 9, 2015. In addition, this press release does not constitute a notice of redemption with respect to the 2019 Notes.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws, including forward-looking statements relating to the consummation of the offering described above, the anticipated use of proceeds therefrom and the redemption of the 2019 Notes. Consummation of the offering is subject to a number of conditions, some of which are beyond the Company’s control. Therefore, no assurance can be given that the offering will be consummated on the terms described or at all. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the SEC and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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